ONE PRICE CLOTHING STORES AND SUBSIDIARIES

   EXHIBIT 23(b) - CONSENT OF DELOITTE & TOUCHE LLP, INDEPENDENT ACCOUNTANTS




         We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the One Price Clothing Stores, Inc. Stock Option Agreement of our report dated March 20, 1998 (April 21, 1998 - as to Note B) with respect to the consolidated financial statements and schedules of One Price Clothing Stores, Inc. and subsidiaries in the Annual Report for the fiscal year ended January 31, 1998 on Form 10-K.




         DELOITTE & TOUCHE LLP
         Charlotte, North Carolina

         May 21, 1998